UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2008
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
551 Fifth Avenue, Suite 300, New York, New York 10176

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 297-0200
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On September 26, 2008, ABM Industries Incorporated (the “Company”) expanded the size of its Board of Directors to nine members and elected Dan T. Bane as a director to fill the newly created vacancy. Mr. Bane has been named to the class of directors with terms expiring in 2011. In addition, Mr. Bane has been appointed to the Audit Committee of the Company.

     Mr. Bane’s cash and equity compensation arrangements as a director will be the same as those previously reported in the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders for other non-employee directors and audit committee members; except that the annual award of restricted stock units granted to all non-employee directors will be prorated to reflect five rather than twelve months of service.

     A copy of the press release announcing the election of Mr. Bane as a director is attached as exhibit 99.1.

     Item 9.01. Financial Statements and Exhibits.

     (c)  Exhibits.

     99.1 Press Release issued by ABM Industries Incorporated announcing the election of Mr. Bane as a director.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: September 30, 2008
By:      /s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and
General Counsel

EXHIBIT INDEX

     99.1 Press Release issued by ABM Industries Incorporated, dated September 29, 2008, announcing the election of Dan T. Bane to its Board of Directors.